UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2009

HMN Financial, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota	55903-6057
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2009, Michael McNeil, who had served as President, Chief Executive Officer and a Director of HMN Financial, Inc. (the “Company”) and as President, Chief Executive Officer and a Director of Home Federal Savings Bank (the “Bank”), the Company’s wholly owned banking subsidiary, resigned from all positions with the Company and the Bank.  Mr. McNeil will be eligible to receive severance pay and health insurance  coverage through December 31, 2010, reduced by other earnings and benefits he has during such time period, in each case in accordance with his Employment Agreement dated May 27, 2008.

On January 29, 2009, the Company issued a press release announcing Mr. McNeil’s resignation and that the Board of Directors of the Company and the Bank had appointed Bradley C. Krehbiel as President of the Bank.  Mr. Krehbiel, 50, has served as Executive Vice President of the Bank since 2004. He first joined the Bank as Vice President of Business Banking in 1998. Prior to joining the Bank, he held several positions in the financial services industry, including six years as a private banking consultant.

A copy of the press release is furnished as Exhibit 99 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99	Press release dated January 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date:	January 30, 2009	/s/	Jon Eberle
Jon Eberle
Senior Vice President,
Chief Financial Officer and Treasurer